03:43:23 PM                                             EXHIBIT 99. 12


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1995-J

                            KEY PERFORMANCE FACTORS
                                     APRIL, 1996



        Expected B Maturity                                       12/16/02


        Blended Coupon                                             5.7669%


        Excess Protection Level
          3 Month Average                                            5.82%
        April, 1996                                                  5.00%
        March, 1996                                                  5.99%
        February, 1996                                               6.46%


        Cash Yield                                                  16.71%


        Investor Charge Offs                                         3.94%


        Base Rate                                                    7.77%


        Over 35 Day Delinquency                                      4.01%


        Seller's Interest                                           21.75%


        Total Payment Rate                                          10.71%


        Total Principal Balance                         $14,617,538,112.27


        Investor Participation Amount                      $500,000,000.00


        Seller Participation Amount                      $3,179,663,112.27